Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement on Forms S-8 pertaining to the 2002 Employee Stock Purchase Plan of Daktronics, Inc. of our report dated June 9, 2017, with respect to the consolidated financial statements and schedule of Daktronics, Inc. included in its Annual Report (Form 10-K) for the year ended April 28, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Minneapolis, Minnesota
September 28, 2018